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Item 10(b)

                           SECTION 906 CERTIFICATIONS

Pursuant to 18 U.S.C.ss.1350, the undersigned officers of Nicholas-Applegate Institutional Funds, hereby certify that, based on our knowledge, the registrant's Report on Form N-CSR for the period ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated:  December 5, 2003

/s/ E. Blake Moore, Jr.
-----------------------------
E. Blake Moore, Jr.
Chairman of the Board



Dated: December 5, 2003

/s/ C. William Maher
-----------------------------
C. William Maher
Treasurer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not filed as part of the Report or as a separate disclosure document.